                          INDEPENDENT AUDITORS' CONSENT

We consent to the use, in the Registration Statement of Livestar Entertainment
Group, Inc. (formerly RRUN Ventures Network, Inc.) on Form S-8/A relating to the registration of 20,000,000 common shares to be issued pursuant to an amended
2003 Compensation Plan for Consultants and Others, of our Auditors' Report,
dated April 8, 2003, on the consolidated balance sheets of Livestar
Entertainment Group, Inc. (formerly RRUN Ventures Network, Inc.) as at December
31, 2002 and 2001, and the related consolidated statements of operations and deficit accumulated during the development stage, cash flows, and stockholders'
equity for the years ended December 31, 2002 and 2001, and for the period from inception, October 12, 2000, to December 31, 2002.

                                                       /s/ Morgan & Company
Vancouver, Canada                                         "Morgan & Company"

July 21, 2003                                             Chartered Accountants